UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 20, 2017

_____________________

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Prospect Street, Suite 210

La Jolla, CA 92037

(Address of principal executive offices, including zip code)

760-943-1689

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2017, the board of directors (“Board”) increased the size of the Board from five to seven directors and appointed R. Martin Emanuele, Ph.D., M.B.A. and Georgia Erbez to the Board, effective immediately.

Dr. Emanuele is currently President and CEO of LifeRaft Biosciences Inc., a private bio-pharmaceutical company. From May, 2011 to October, 2016, he served as Senior Vice President, Development at Mast Therapeutics Inc., a pharmaceutical company. From April 2010 to April 2011, Dr. Emanuele was Vice President, Pharmaceutical Strategy at DaVita, Inc., a FORTUNE 500® company and leading provider of kidney care in the United States. Prior to DaVita, from June 2008 to April 2010, Dr. Emanuele was a co-founder and President of SynthRx, Inc. a private bio-pharmaceutical company that was acquired by AdventRx Pharmaceuticals (now Savara, Inc.) in April, 2011. From November 2006 to May 2008, Dr. Emanuele was Senior Vice President, Business Development at Kemia, Inc., a venture-backed privately-held company focused on discovering and developing small molecule therapeutics. From 2002 to 2006, Dr. Emanuele held various senior-level positions with Avanir Pharmaceuticals, Inc., most recently as Vice President, Business Development and Portfolio Management, and from 1988 to 2002, Dr. Emanuele held positions of increasing responsibility at CytRx Corporation, most recently as Vice President, Research and Development and Business Development. He earned a Ph.D. in pharmacology and experimental therapeutics from Loyola University of Chicago, Stritch School of Medicine and a B.S. in biology from Colorado State University. He also holds an M.B.A. with an emphasis in healthcare and pharmaceutical management from the University of Colorado.

Ms. Erbez was appointed as a member of our board in September 2017. Ms. Erbez has served as Chief Business Officer of Zosano Pharma Corporation, a pharmaceutical company, since September 2016. She served as Chief Financial Officer and Executive Vice President of Asterias Biotherapeutics, Inc., a biopharmaceutical company, from November 2015 to March 2016. From September 2012 to November 2014 she served as Chief Financial Officer, Secretary and Treasurer of Raptor Pharmaceuticals, a pharmaceutical company. Prior to Raptor, Ms. Erbez was a Managing Director, Healthcare Investment Banking at Collins Stewart, a wealth management company, from April 2011 to January 2012. From June 1998 to September 2012, Ms. Erbez was a senior level investment banker at Beal Advisors, Jeffries & Company, Inc. and Cowen and Company. She has also held positions at the investment banks Hambrecht & Quist and Alex, Brown & Sons Inc. Ms. Erbez received a Bachelor of Arts degree, International Relations from the University of California at Davis.

Each of Dr. Emanuele and Ms. Erbez was granted a restricted stock award (the “RSA”) for 100,000 shares of the Company’s common stock, vesting annually over a four year period, in each case subject to such director’s continued service to the Company. The RSA is subject to the terms and conditions of the RSA agreement. We will also reimburse Dr. Emanuele and Ms. Erbez for all reasonable expenses in connection with their services to us.

Each of Dr. Emanuele and Ms. Erbez executed an indemnification agreement, which are filed hereto as Exhibit 10.1 and 10.2, respectively, and each are incorporated herein in its entirety by reference.

There is no arrangement or understanding between each of Dr. Emanuele and Ms. Erbez and any other persons pursuant to which each such director was selected as a director. In addition, neither of Dr. Emanuele and Ms. Erbez is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Indemnification Agreement, by and between the Company and R. Martin Emanuele, dated September 20, 2017.
10.2	Indemnification Agreement, by and between the Company and Georgia Erbez, dated September 20, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

Date: September 25, 2017	By:	/s/Gregory Gorgas
Gregory Gorgas Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

10.1	Indemnification Agreement, by and between the Company and R. Martin Emanuele, dated September 20, 2017.
10.2	Indemnification Agreement, by and between the Company and Georgia Erbez, dated September 20, 2017.

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